Exhibit 99.1

NextPlat Names Amanda L. Ferrio, Vice President of Accounting & Finance, as its New Chief Financial Officer

Internal Promotion Supports Ongoing Business Refocusing Efforts with Established Financial Operations Expertise

Hallandale Beach, FL – October 14, 2025 - NextPlat Corp (NASDAQ: NXPL, NXPLW) (“NextPlat” or the “Company”), a global consumer products and services company providing healthcare and technology solutions through e-commerce and retail channels worldwide, today announced the promotion of Amanda L. Ferrio to the position of Chief Financial Officer, replacing Cecile Munnik, CPA/CA who has decided to depart the Company following completion of a transition period including the filing of the Company’s quarterly report for the period ended September 30, 2025.

Ms. Ferrio has over 15 years of accounting and finance experience at both Nasdaq-listed and private companies, most recently serving as Vice President of Accounting & Finance at Progressive Care LLC (“Progressive Care”), the Company’s healthcare operation it acquired last year. Over the past three years at Progressive Care, Ms. Ferrio oversaw aspects of the accounting department including financial reporting and analysis, budgeting, and forecasting, and managed its SEC filings.

“As VP of Accounting & Finance, Amanda has continually demonstrated her skill and dedication to supporting the evolving financial operations of our business and we welcome her as our new CFO. Building on her unique, in-depth knowledge of our business, we look forward to Amanda’s additional contributions as part of our leadership team as we continue to execute on our plans to improve NextPlat’s financial performance and drive sustainable shareholder value,” said David Phipps, Chief Executive Officer of NextPlat. “On behalf of the Board of Directors and our management team, we wish to thank Cecile for her leadership and contributions over the past five years at Progressive Care and NextPlat as we expanded our domestic and international operations and wish her well in her future endeavors.”

“I am grateful for the opportunity to further contribute to the ongoing efforts to transform NextPlat, working closely with the Board of Directors and leadership team as we continue to drive improved operational and financial performance,” added Ms. Ferrio.

Prior to joining Progressive Care, Ms. Ferrio held multiple accounting and finance roles including serving as Controller at BBC International, LLC; Senior Manager, Financial Reporting & Compliance at Willis-Lease Finance Corporation (NASDAQ: WLFC); Senior Accountant, BioMatrix Specialty Pharmacy, and Senior Accountant at FedNat (NASDAQ: FNHC). Ms. Ferrio holds a Master of Science and a Bachelor of Science in Accounting.

For more information about NextPlat, please visit www.NextPlat.com and connect with us on Facebook, LinkedIn and X.

About NextPlat Corp

Nextplat is a global consumer products and services company providing healthcare and technology solutions through e-Commerce and retail channels worldwide. Through acquisitions, joint ventures, and collaborations, the Company seeks to assist businesses in selling their goods online, domestically, and internationally, allowing customers and partners to optimize their e-Commerce presence and revenue. NextPlat currently operates an e-Commerce communications division offering voice, data, tracking, and IoT products and services worldwide as well as pharmacy and healthcare data management services in the United States through its subsidiary, Progressive Care.

Forward-Looking Statements

Certain statements in this release constitute forward-looking statements. These statements include the capabilities and success of the Company’s business and any of its products, services or solutions. The words “believe,” “forecast,” “project,” “intend,” “expect,” “plan,” “should,” “would,” and similar expressions and all statements, which are not historical facts, are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors, including the Company’s ability to launch additional e-commerce capabilities for consumer and healthcare products and its ability to grow and expand as intended, any of which could cause the Company to not achieve some or all of its goals or the Company’s previously reported actual results, performance (finance or operating), including those expressed or implied by such forward-looking statements. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (the “SEC”), copies of which may be obtained from the SEC’s website at www.sec.gov. The Company assumes no, and hereby disclaims any, obligation to update the forward-looking statements contained in this press release.

Media and Investor Contact for NextPlat Corp:

Michael Glickman

MWGCO, Inc.

917-397-2272

mike@mwgco.net